[Exhibit 5]

                                 Amy L. Clayton
                                 Attorney at Law
                              467 East 535 South #2
                              Springville, UT 84663
                             Telephone (801)489-3600
                                Fax (801)944-1268
                            E-mail: amyesq@sisna.com
                            ------------------------

                                October 30, 2001


CAP Central Access Point, Inc.
2921 N. Tenaya Way, Suite 323
Las Vegas, Nevada 89128

      Re:  CAP Central Access Point, Inc.'s Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel for CAP Central Access Point, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto dated October, 2001; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and nonassessable. This opinion is based on Nevada general corporate law.

                                             Very truly yours,



                                             /s/ Amy L. Clayton
                                             -----------------------------
                                             Amy L. Clayton, Attorney

CAP Central Access Point, Inc.
October 30, 2001
Page 2


I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                             Very truly yours,


                                             /s/ Amy L. Clayton
                                             -----------------------------
                                             Amy L. Clayton, Attorney